SECOND AMENDMENT TO
DIRECTOR RETIREMENT AGREEMENT

This Second Amendment (the “Amendment”) to the Director Retirement Agreement, dated as of November 29, 2004 and as amended December 16, 2008 (the “Agreement”), by and among Peoples Federal Savings Bank (the “Bank”) and Maurice H. Sullivan, Jr. (the “Director”) is effective as of March 1, 2011.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the parties desire to amend the Agreement in order to increase the Director’s annual normal retirement benefit set forth in Section 2.1 of the Agreement; and

WHEREAS, pursuant to Article 7 of the Agreement, the Agreement may be amended by a written agreement signed by the Bank and the Director.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.  Section 2.1.1 is hereby amended and restated to read in its entirety as follows:

“2.1.1           Amount of Benefit.  The annual benefit under Section 2.1 is Eighty Thousand Four Hundred Fifty Five Dollars ($80,455).”

2.  The Director’s Accrual Balance shall be updated to reflect the change in the amount of benefit provided in Section 2.1.1 as set forth in this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Bank, on behalf of its duly authorized officer, and the Director have caused this Amendment to be executed as of the dates provided below.

PEOPLES FEDERAL SAVINGS BANK

April 14, 2011	By: /s/ Thomas J. Leetch
Date	Print Name: Thomas J. Leetch

EXECUTIVE

April 14, 2011	/s/ Maurice H. Sullivan, Jr.
Date	Maurice H. Sullivan, Jr.